EXHIBIT 99.4

INSTRUCTIONS TO REGISTERED HOLDER
OR
DTC PARTICIPANT
FROM BENEFICIAL OWNER
FOR
7 1/4% SENIOR NOTES DUE 2017 OF
WILLIAMS PARTNERS L.P.
AND
WILLIAMS PARTNERS FINANCE CORPORATION

The undersigned hereby acknowledges receipt of the Prospectus dated          , 2007 (the “Prospectus”) of Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and Williams Partners Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Partnership, “Williams Partners”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute Williams Partners’ offer (the “Exchange Offer”) to exchange $600,000,000 of their 7 1/4% Senior Notes due 2017 (the “Exchange Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for an identical principal amount of their outstanding 7 1/4% Senior Notes due 2017 (the “Outstanding Notes”). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

The principal amount of the Outstanding Notes held by you for the account of the undersigned is (fill in the amount):

$ _ _ (principal amount of Outstanding Notes).

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the Outstanding Notes held by you for the account of the undersigned.

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$ _ _ (principal amount of Outstanding Notes). (Tenders will be accepted only in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof).

☐	NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned is instructing you to tender any or all of the Outstanding Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that: (i) the Exchange Notes or book-entry interests therein to be acquired by the undersigned (the “Beneficial Owner(s)”) in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iii) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in certain no-action letters, (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from Williams Partners should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (v) the undersigned is not at an “affiliate,” as defined in Rule 405 under the Securities Act, of Williams Partners. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account pursuant to the Exchange Offer, the undersigned represents that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; provided, however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

(b) to agree on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes.

SIGN HERE

Name of beneficial owner(s) (please print): _ _

Signature(s): _ _

Address: _ _

Telephone Number: _ _

Taxpayer Identification Number or Social Security Number: _ _

Date: _ _

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